Calculation of Filing Fee Tables

S-3

Ferguson Enterprises Inc. /DE/

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward Financial Number
		Newly Registered Securities
Fees to be Paid	1	Debt	4.350% Senior Notes due 2031	457(r)	$750,000,000	99.914%	$749,355,000	0.0001531	$114,726.25
Fees to be Paid	2	Other	Guarantee of 4.350% Senior Notes due 2031	Other				0.0001531	—
Fees Previously Paid
		Carry Forward Securities
Carry Forward Securities
				Total Offering Amounts:			$749,355,000		$114,726.25
				Total Fees Previously Paid:					$ 0.00
				Total Fee Offsets:					$ 0.00
				Net Fee Due:					$114,726.25

Offering Note

1
(1) These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in the Registration Statement on Form S-3 (File Nos. 333-282398 and 333-282398-01) of Ferguson Enterprises Inc. and Ferguson UK Holdings Limited, which was filed on September 30, 2024, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.

2
(1) These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in the Registration Statement on Form S-3 (File Nos. 333-282398 and 333-282398-01) of Ferguson Enterprises Inc. and Ferguson UK Holdings Limited, which was filed on September 30, 2024, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.

(2) Ferguson UK Holdings Limited has fully and unconditionally guaranteed the 4.350% Notes due 2031 issued by Ferguson Enterprises Inc. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantee being registered hereby.